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                                                                  EXHIBIT 3.1(a)


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            STERLING CHEMICALS, INC.

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                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware

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         Sterling Chemicals, Inc., a corporation existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.

         2. Such amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the whole of Paragraph A of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Paragraph A of Article FOURTH, reading as follows:

                  A. Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is 20,125,000 shares of capital stock, consisting of (i) 125,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and
         (ii) 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation on behalf of the Corporation this __ day of April, 2005.


                                           -------------------------------------
                                           Richard K. Crump
                                           President and Chief Executive Officer